SERVICE AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into this 1st day of August, 2011 by and between **ELITE FINANCIAL COMMUNICATIONS GROUP, LLC,** located at 581 Technology Park, Suite 1009, Lake Mary, Florida 32746, (hereinafter referred to as "ELITE"), and **NATIVE AMERICAN ENERGY GROUP, INC.,** located at 1018 Queens Boulevard, Forest Hills, New York 11375, (hereinafter referred to as the "Company").

WITNESSETH:
For and consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1) EMPLOYMENT
Company hereby hires and employs ELITE as an independent contractor, and ELITE does hereby accept its position as an independent contractor to the Company upon the terms and conditions hereinafter set forth.

2) TERM
The term of this Agreement shall be for twelve (12) consecutive months and is cancellable anytime after the first ninety (90) days of representation hereunder.

3) DUTIES AND OBLIGATIONS OF ELITE

a) ELITE will review and analyze various aspects of the Company's goals and make recommendations on feasibility and achievement of desired goals.
b) ELITE will provide all services as defined in the Scope of Services (Exhibit 1).
c) ALL ELITE-PREPARED DOCUMENTATION CONCERNING THE COMPANY, INCLUDING, BUT NOT LIMITED TO, INFORMATIONAL WRITE-UPS, NEWS ANNOUNCEMENTS, SHAREHOLDER LETTERS, ET AL, SHALL BE PREPARED BY ELITE USING MATERIALS SUPPLIED TO IT BY THE COMPANY AND SHALL BE APPROVED BY THE COMPANY PRIOR TO DISSEMINATION BY ELITE.

4) ELITE'S COMPENSATION
For the services listed herein, ELITE would be entitled to receive compensation as follows (exclusive of fees associated with ancillary expenses and costs as defined in Section 5 of this Agreement):

a) $15,000 per month, payable as follows:

1. Within ten (10) business days of this Service Agreement being executed, the Company will issue ELITE 30,000 shares of its common stock, restricted pursuant to Rule 144.

2. Upon closing of its anticipated bridge financing, the Company will pay ELITE $15,000 per month, payable in cash and/or in restricted common shares, with a minimum of $5,000 paid in cash. Restricted shares shall be issued as soon as practicable after the first of each month and shall be valued at the implied price of the last sale of securities sold by the Company, either publicly or privately (currently $0.50 per share).

3. Upon the Company closing an equity offering yielding no less than $2 million in gross proceeds to the Company, the monthly retainer payable to ELITE will remain at $15,000; however the monthly cash component will increase to a minimum of $10,000 per month and any restricted common share component to be issued to ELITE will be valued as and to above in Section 4)a)2.

5) ELITE'S EXPENSES AND COSTS
Company shall pay all reasonable costs and expenses incurred by ELITE, its directors, officers, employees and agents, in carrying out its duties and obligations pursuant to the provisions of this Agreement,

excluding ELITE's general and administrative expenses and costs, but including and not limited to the following costs and expenses; provided all costs and expense items must be approved by the Company in writing prior to ELITE's incurrence of the same:

a) Seminars, expositions, money and investment conferences.
b) Radio and television time and print media advertising costs, when/if applicable.
c) Subcontract fees and costs incurred in preparation of independent third party research reports, when/if applicable.
d) Cost of on-site due diligence meetings, if applicable.
e) Printing and publication costs of brochures and marketing materials, which are not supplied by the Company.
f) Corporate web site development costs.
g) Printing and publication costs of Company annual reports, quarterly reports, and/or other shareholder communication collateral material, which is not supplied by the Company.

6) COMPANY'S DUTIES AND OBLIGATIONS

Company shall have the following duties and obligations under this Agreement:

a) Cooperate fully and timely with ELITE so as to enable ELITE to perform its obligations under this Agreement.
b) The Company will act diligently and promptly in reviewing materials submitted to it from time to time by ELITE and inform ELITE of any inaccuracies contained therein prior to the dissemination of such materials.
c) Promptly give written notice to ELITE of any change in the Company's financial condition or in the nature of its business or operations which had or might have an adverse material effect on its operations, assets, properties or prospects of its business.
d) Promptly pay all Company pre-approved costs and expenses incurred by ELITE under the provisions of this Agreement when presented with invoices for the same by ELITE.
e) Give full disclosure of all material facts concerning the Company to ELITE and update such information on a timely basis.
f) Promptly pay the compensation due ELITE under the provisions of this Agreement, and as defined in Section 4 and Section 5 (if and when applicable) herein.

7) NONDISCLOSURE

Except as may be required by law, the Company, its officers, directors, employees, agents and affiliates shall not disclose the contents and provisions of this Agreement to any individual or entity without ELITE's express written consent subject to disclosing same further to Company counsel, accountants and other persons performing investment banking, financial, or related functions for the Company.

Except as may be required by law, ELITE, its officers, directors, employees, agents and affiliates shall not disclose the contents and provisions of this Agreement to any individual or entity without the Company's express written consent subject to disclosing same further to ELITE counsel, accountants and other persons performing investment banking, financial, or related functions for ELITE.

8) COMPANY'S DEFAULT

In the event of any default in the payment of ELITE's compensation to be paid to it pursuant to this Agreement, or any other charges or expenses on the Company's part to be paid or met, or any part or installment thereof, at the time and in the manner herein prescribed for the payment thereof and as and when the same becomes due and payable, and such default shall continue for five (5) business days after ELITE's written notice thereof is received by Company; in the event of any material default in the performance of any of the other covenants, conditions, restrictions, agreements, or other provisions herein contained on the part of the Company to be performed, kept, complied with or abided by, and such default shall continue for five (5) business days after ELITE has given Company written notice thereof, or if a petition in bankruptcy is filed by the Company, or if the Company is adjudicated bankrupt, or if the Company shall compromise all its debts or assign over all its assets for the payment thereof, or if a receiver shall be appointed for the Company's property, then upon the happening of any of such events, ELITE shall have the right, at its option, forthwith or thereafter to accelerate all compensation,

costs and expenses due or coming due hereunder and to recover the same from the Company by suit or otherwise and further, to terminate this Agreement. The Company covenants and agrees to pay all reasonable attorney fees, paralegal fees, costs and expenses due of ELITE, including court costs, (including such attorney fees, paralegal fees, costs and expenses incurred on appeal) if ELITE employs an attorney to collect the aforesaid amounts or to enforce other rights of ELITE provided for in this Agreement in the event of any default as set forth above and ELITE prevails in such litigation.

9) COMPANY'S REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to ELITE for the purpose of inducing ELITE to enter into and consummate this Agreement as follows:

a) The Company has the power and authority to execute, deliver and perform under this Agreement.
b) The execution and delivery by the Company of this Agreement have been duly and validly authorized by all requisite action by the Company. No license, consent or approval of any form is required for the Company's execution and delivery of this Agreement.
c) No representation or warranty by the Company in this Agreement and no information in any statement, certificate, exhibit, schedule or other document furnished, or to be furnished by the Company to ELITE pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact which the Company has not disclosed to ELITE, in writing, or in SEC filings or news announcements, which materially adversely affects, nor, so far as the Company can now reasonably foresee, may adversely affect the business, operations, prospects, properties, assets, profits or condition (financial or otherwise) of the Company. IN NO EVENT WILL THE COMPANY BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM AGAINST ELITE BY ANY PERSON OR ENTITY ARISING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT.

10A) ELITE'S REPRESENTATIONS AND WARRANTIES

ELITE represents and warrants to the Company for the purpose of inducing the Company to enter into and consummate this Agreement as follows:

a) ELITE has the power and authority to execute, deliver and perform under this Agreement.
b) The execution and delivery by ELITE of this Agreement have been duly and validly authorized by all requisite action by ELITE. No license, consent or approval of any form is required for ELITE's execution and delivery of this Agreement.
c) ELITE will not disseminate any documentation or statements concerning the Company unless approved by the Company,
d) Elite will not make any representations regarding the Company that are not approved by the Company.

10B) INDEMNITY

ELITE agrees to indemnify, defend and hold the Company, its officers, directors, agents, employees and other related parties (collectively, the "Company Indemnified Parties") harmless from and against any and all liabilities, damages, losses, expenses, claims, demands, suits, fines, or judgments, including without limitation reasonable attorneys' fees, costs and expenses, incidental thereto, which may be suffered by, accrued against, charged to or recoverable from any Company Indemnified Party, relating to any third-party claim which arises from or relates to a breach of a representation or warranty of ELITE contained herein.

10) ELITE'S DEFAULT

In the event of any default in the performance by ELITE pursuant to this Agreement and such default shall continue for five (5) business days after the company's written notice thereof is received by ELITE; in the event of any default in the performance of any of the other covenants, conditions, restrictions, agreements, or other provisions herein contained on the part of ELITE to be performed, kept, complied with or abided by, and such default shall continue for five (5) business days after Company has given ELITE written notice thereof, or if a petition in bankruptcy is filed by ELITE, or if ELITE is adjudicated

bankrupt, or if ELITE shall compromise all its debts or assign over all its assets for the payment thereof, of if a receiver shall be appointed for ELITE's property, then upon the happening of any of such events, the Company shall have the right, at its option, forthwith or thereafter to get back all of its money from ELITE by suit or otherwise and further, to terminate this Agreement. ELITE covenants and agrees to pay all reasonable attorney fees, paralegal fees, costs and expenses due of the Company, including court costs, (including such attorney fees, paralegal fees, costs and expenses incurred on appeal) if the Company employs an attorney to collect the aforesaid amounts or to enforce other rights of the Company provided for in this Agreement in the event of any default as set forth above and the Company prevails in such litigation.

11) LIMITATION OF ELITE LIABILITY
If ELITE fails to perform its services hereunder, its entire liability to the Company, other than liability under Section 10(B) hereof, shall not exceed the amount of cash compensation ELITE has received from the Company under Section 4 of this Agreement. **EXCEPT WITH RESPECT TO LIABILITY PURSUANT TO SECTION 10(B), IN NO EVENT WILL ELITE BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM AGAINST THE COMPANY BY ANY PERSON OR ENTITY ARISING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT, UNLESS SUCH DAMAGES RESULT FROM THE USE, BY ELITE, OF INFORMATION NOT AUTHORIZED BY THE COMPANY.**

12) MISCELLANEOUS

a) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, or sent by registered or certified mail, return receipt requested, postage prepaid to the parties, or sent by a nationally recognized overnight carrier hereto at their addresses first above written. Either party may change his or its address for the purpose of this paragraph by written notice similarly given.

b) Entire Agreement. This Agreement represents the entire agreement between the Parties in relation to its subject matter and supersedes and voids all prior agreements between such Parties relating to such subject matter.

c) Amendment of Agreement. This Agreement may be altered or amended, in whole or in part, only in writing signed by both Parties.

d) Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of a like or different nature, unless such shall be signed by the person making such waiver and/or which so provides by its terms.

e) Captions. The captions appearing in this Agreement are inserted as a matter of convenience and for reference and in no way affect this Agreement, define, limit or describe its scope or any of its provisions.

f) Situs. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Venue for any dispute arising relating to this agreement shall be located exclusively in New York, New York.

g) Benefits. This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their heirs, personal representatives, successors and assigns.

h) Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

i) Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration. Arbitration proceedings shall be conducted in accordance with the rules then prevailing of the American Arbitration Association or any successor. The award of the Arbitration shall be binding on the Parties. Judgment may be entered upon an arbitration award or in a court of competent jurisdiction and confirmed by such court. Venue for arbitration proceedings shall be located in New York, New York. The costs of arbitration, reasonable attorney's fees of the Parties, together with all other expenses, shall be paid as provided in the Arbitration award.

j) Currency. In all instances, references to monies used in this Agreement shall be deemed to be United States dollars.

k) Multiple Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one (1) instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year as follows:

CONFIRMED AND AGREED ON THIS _______ DAY OF AUGUST 2011.

ELITE FINANCIAL COMMUNICATIONS GROUP, LLC

By: ______________________	______________________
ELITE Officer	**Witness**
______________________	______________________
Print Name	**Print Name**

CONFIRMED AND AGREED ON THIS 15 **DAY OF AUGUST 2011.**

NATIVE AMERICAN ENERGY GROUP, INC.

By: [signature]	Peony Chan
Duly Authorized	**Witness**
JOSEPH DARRIGO	Peony Chan
Print Name	**Print Name**

PEONY CHAN
Notary Public - State of New York
NO. 01CH6224502
Qualified in Queens County
My Commission Expires 3/6/14

k) Multiple Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one (1) instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year as follows:

CONFIRMED AND AGREED ON THIS 15th DAY OF AUGUST 2011.

ELITE FINANCIAL COMMUNICATIONS GROUP, LLC

By: [signature] [signature]

ELITE Officer Witness

[illegible] Kathryn L Addis

Print Name Print Name

CONFIRMED AND AGREED ON THIS 15 DAY OF AUGUST 2011.

NATIVE AMERICAN ENERGY GROUP, INC.

By: [signature] Peggy Chan

Duly Authorized Witness

JOSEPH D'ARRIGO Peggy Chan

Print Name Print Name

PEGGY CHAN
Notary Public - State of New York
NO. [illegible]
Qualified in Queens County
My Comm. Expires [illegible]

SCOPE OF SERVICES – EXHIBIT 1

Key Campaign Deliverables

✓ Branding and Key Messaging Framework

- **Clarify Vision, Mission and Value Statements**
  - What are the opportunities or needs that Native American Energy Group (NAGP) exists to address? (The Vision)
  - What are we doing to address these needs? (The Mission)
  - What principles or beliefs guide our work? (The Values)

- **Develop strategy to deliver an intuitively in-sync brand experience** – the full and complementary alignment of all brand interactions that will win and maintain customer loyalty, achieve an emotional connection with our stakeholders and appeal to investors and supporters. In order to accomplish this objective, we must first determine and articulate:

  - **Our Market Relationship – what industry thinks of us**
  - **Company DNA – how we view ourselves**
  - **Customer experience – what we stand for**
  - **Stock value proposition – financial strength of corporate identity and reputation, enduring investment appeal and potential, and long term shareholder value**
  - **Timeline and Innovations – company construction and evolution**
  - **Milestones Ahead – what we are striving to achieve in the near, mid and long term.**

✓ Investor Relations:

- **Create a cohesive messaging platform that is consistent across the enterprise.**

  - Elite will draft all press releases, Chairman/CEO letters, scripts, PowerPoint presentations and financial collateral materials (i.e. fact sheets, electronic and print due diligence packages; financial press kits; etc.)

  - Elite will create and manage all fax and email databases of NAGP's inquirers, shareholders, prospective investors (i.e. retail, institutional and analysts), and media contacts.
    - Immediately following release of news announcements, media coverage, special corporate notices, et al, Elite will forward the applicable document(s) to those names captured in the respective databases.

  - Elite will manage *all* shareholder relations for NAGP, to include phone queries; outreach updates via telephone, fax and email (as preference); media alerts; fulfillment of all requests for information; follow-up and direction on issues related to disposition of stock certificates, warrant or option exercises, replacement of lost certificates, transfer of ownership, etc.; proxy solicitations, if and when required and other shareholder-related interaction.

  - Following quarterly conference calls, financial conference presentations, annual meetings, etc, Elite will contact all call participants and/or attendees to capture relevant contact info and add to the appropriate database(s). In addition, Elite will supply the Company's management team with a formal feedback report on commentary (questions, concerns, suggestions) received from call participants.

  - Elite will contact all key online financial portals (Yahoo, MarketWatch, Nasdaq.com, Bloomberg, et al) and ensure that all published information relating to NAGP is

accurately reflected on their respective sites, and maintained as such following the release of quarterly results or material changes in the Company's operations, i.e. management additions/changes, etc.

- **Help management adopt and execute best industry practices for corporate governance and SEC reporting.**

    - Elite will provide all essential Regulation FD staff training and support, as necessary/desired
        - Provide related "best practices" recommendations for how leadership should manage interacting with shareholders
        - Provide Reg FD manual offering key highlights and insights and, if desired, provide on-site training with management and employees on complying with Reg FD and tipping rules
        - Provide new email signature block and comprehensive disclaimer

    - Elite will complete a compliance review and make applicable recommendations for improving the user-friendliness and impact of the Company's online investor relations communications platform
        - Provide Crisis Management Action Plan
            - Prepare "Frequently Asked Questions by Investors"
            - Prepare "Message from the CEO" for posting to the investor relations landing page

    - Timeliness of SEC reporting (10K, 10Q, 8K, Form 3's and 4's, etc.)
        - Elite will assist in the copywriting of all text for all corporate filings to include quarterly and annual reports
        - Elite will coordinate the release of quarterly and year-end results and the related investor call and webcast
            - Prepare related news announcements
            - Prepare script and rehearse management
            - Prepare related PowerPoint presentations
            - Host calls
            - Collect feedback from all call and webcast participants and email feedback report to the Company's management team
            - As applicable, add participants to first call list and email database

    - Elite will keep management informed of relevant SEC Updates/proposed changes to best industry practices and reporting mandates

- **Elite will endeavor to assist NAGP in reducing its cost of capital through increased market valuation.**

    - Conduct routine telephonic and electronic outreach to targeted retail brokers, institutions and analysts – endeavor to expand "first call list" on a monthly basis with a goal of engaging no less than 30 qualified new investor prospects for NAGP each month.

    - Strive to steadily increase daily trading volume in NAGP's common stock.

- **Elite will cultivate and nurture public opinion of NAGP's management as being professional, responsible, cohesive, complementary, credible, experienced, capable and trustworthy.**

    - Transparency – be simple and clear. Concisely present financial statements that focus on the health of the business, add incremental information that highlights the major driver of earnings, and relay specific explanations of objectives and strategies.

- Anticipation – be proactive. Catch-up and spin are exhausting and ineffective. Stay in front of salient news and employ a policy of proactive investor communications, such as earnings pre-announcements; expressing relevant opinions regarding prevailing industry dynamics and core business drivers; etc.

- Visibility – slick management teams that come across as promoting their stock present a risk. **Promotion does not generate sustainable value.** While senior executives must be dynamic enough to generate market interest, their **job is not to talk about potential market valuation and is not to promote the stock.** Management's job is to deliver solid fundamental performance and to articulate results and future strategy transparently and in a timely fashion, good or bad.

- Ego – management should check egos at the door and be open to suggestions. Ultimately, an unhealthy ego and a know-it-all attitude are judged as major flaws by professional investors and analysts.

o **Elite will endeavor to secure management presentation opportunities at select, well qualified financial conferences deemed effective for generating Wall Street interest and support.**

- NAGP shall agree to be a featured presenter at the premiere Wall Street 1-2-1 event to be held at the Ritz-Carlton Grande Lakes Hotel in Orlando, Florida on September 13-16, 2011.

  - The registration fee, payable to Wall Street 1-2-1, is $6,500. Elite will work with management to fully prepare and rehearse a high impact five minute presentation that will be delivered on a one-to-one basis by Joe and Raj to up to 100 professional investors over the course of four "One to One" meeting sessions. Elite will also prepare all due diligence materials in an electronic format (NAGP-branded USB drive) for distribution to the investors at the event.

- For all other conferences, Elite will also coordinate all related logistics to include preparing a customized PowerPoint presentation; supplying required due diligence materials on site at the event; and having key Elite executives at the event to coordinate all conference activities and strategic introductions and to ensure that all breakout sessions, if/when applicable, are well populated.

✓ Public/Media Relations

o **Build broad investor and industry awareness of NAGP and its efforts to improve the economic outlook for Native American tribes nationwide through proactive media outreach, media placements and features, by-line articles, white papers and participation in special events.**

- Create formal Speaker CVs for key members of the executive management team – immediately pursue high profile speaking opportunities.
- Create press kits for NAGP
- Reinforce the corporate and product brands by maintaining positive relationships with key audiences, thereby aiding in maintaining and enhancing a strong image
- Supply information about the Company, its product development efforts and its diverse, innovative product line to stakeholders through articles, collateral materials, newsletters, websites, and digital media tools/sources.

o **Develop an employee communications platform to keep staff, customers and key business partners informed of corporate programs, key new customers, special events, compliance issues, marketing/promotions, personnel matters, etc.**

o **Drive traffic to NAGP's web site.**

o **Coordinate all trade/conference show exhibit/participation; and manage all event planning.**

✓ **Digital Marketing**

- **Elite will endeavor to enhance NAGP's online social networking presence. As appropriate, we will:**
  - Create and maintain LinkedIn pages for key corporate and marketing executives at NAGP
    - Engage target audiences in discussions regarding NAGP, including potential stakeholders that could play a role in NAGP's current or future business growth.
    - Support and fully exploit all digital initiatives with Elite's online influence and networking strategies (Twitter, Facebook, Linked In, etc.)

✓ ***Ancillary Creative/Marketing/Production Support***

- At management's request, Elite will assist in the copywriting and production of all desired marketing material, to include web site content, marketing brochures, due diligence folders, annual reports – in print or electronic medium, et al.

- In addition, we are highly experienced and capable of drafting marketing plans, offering documents, and other complex or otherwise robust documents. If you're interested in our professional copywriting services for these types of projects, just let us know and we will supply you with a separate cost proposal that is based on the project requirements/parameters.

- Elite will also serve as NAGP's liaison in negotiation with third party vendors (i.e. printers, Edgar services, etc.) to ensure maximum possible cost and quality efficiencies. Actual fees for these types of services will be submitted via proposal to NAGP for review (with no mark-up consideration), approval and payment prior to any ancillary services being performed. **Any ancillary services subject to any expense, including travel, exceeding $1.00 must be submitted and pre-approved by the Company's management prior to incurrence.**